Exhibit 16.1

January 6, 2022

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

(Grant Thornton Letterhead)

Re: GWG Holdings, Inc.

File No. 001-36615

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of GWG Holdings, Inc. dated December 31, 2021, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP